UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     April 28, 2017

                 ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, 17th Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting of Stockholders of Alleghany Corporation (“Alleghany”) held on April 28, 2017: (i) three directors were elected to serve for three-year terms on the Board of Directors of Alleghany, (ii) Alleghany’s 2017 Long-Term Incentive Plan was approved, (iii) the selection of Ernst & Young LLP as Alleghany’s independent registered public accounting firm for the 2017 fiscal year was ratified, (iv) an advisory vote on Alleghany named executive officer compensation was approved and (v) an advisory vote on the frequency of future stockholder advisory votes on Alleghany executive compensation to be held every year was approved. Set forth below are the voting results for these proposals:

	For	Against	Abstain	Broker Non-Votes
(i) Election of Directors

(a) Ian H. Chippendale	13,463,059	187,063	1,847	574,362

(b) Weston M. Hicks	13,575,221	74,903	1,845	574,362

(c) Jefferson W. Kirby	13,553,400	96,711	1,858	574,362

(ii) Approval of Alleghany’s 2017 Long-Term Incentive Plan	13,419,647	227,301	5,021	574,362

(iii) Ratification of Independent Registered Public Accounting Firm	14,218,137	3,345	4,849	N/A

(iv) Advisory Vote on Executive Compensation	13,270,169	375,103	6,697	574,362

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
(iv) Advisory Vote on the Frequency of Future Stockholder Votes on Alleghany Executive Compensation	11,928,882	88,878	1,627,760	6,449	574,362

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: May 1, 2017	By:	/s/ John L. Sennott, Jr.
Name: John L. Sennott, Jr.
Title: Senior Vice President

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